As filed with the Securities and Exchange Commission on December 31, 2007.
Registration No. 333-129534

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

LANDWIN REIT, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)

17200 Ventura Blvd., Suite 206
Encino, California 91316
(818) 783-4343
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Martin Landis
Chief Executive Officer
Landwin REIT, Inc.
17200 Ventura Blvd., Suite 206
Encino, California 91316
(818) 783-4343
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Gina E. Betts
Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000

Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II:                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Application for Withdrawal and Deregistration of Common Stock

          On December 21, 2007, the Registrant’s Board of Directors terminated the stock offering relating to this Registration Statement. This Post-Effective Amendment No. 1 is filed pursuant to Rule 477(a) under the Securities Act of 1933, as amended (the “Act”) for the purpose of withdrawing the Registrant’s Registration Statement on Form S-11, as amended (No. 333-129534), as declared effective by the Securities and Exchange Commission (the “Commission”) on April 13, 2006, and deregistering 25,000,000 shares of the $0.01 par value common stock (the "Common Stock"). The Registrant has ceased the use of its offering materials and no securities were sold in connection with this offering. The Registrant understands that the filing fees it paid will be held by the Commission pursuant to Rule 477 under the Act and pursuant to Rule 457(p) under the Act, may be applied to a future registration statement. The Registrant therefore requests withdrawal of its registration statement and deregistration of all of the shares of Common Stock pursuant to this Registration Statement as soon as it is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on this 22nd day of December, 2007.

LANDWIN REIT, INC.

By:	/s/ MARTIN LANDIS
Martin Landis
Chairman of the Board,
Chief Executive Officer and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-11 has been signed below by the following persons in the capacities indicated on December 22nd, 2007.

Signature	Title

Chairman of the Board,
Chief Executive Officer and Secretary
/s/ MARTIN LANDIS	(Principal Executive Officer)
Martin Landis

Vice Chairman of the Board and President
(Principal Financial and Accounting Officer)
/s/ SEÁN DENNISON
Seán Dennison

Director

*
Bruce Shapiro

Director

*
Stuart Shapiro

Director

*
Paul Sigelman

          The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Form S-11 on behalf of the above-named officers and directors of Landis REIT, Inc. on this 22nd day of December, 2007, pursuant to powers of attorney executed by such officers and directors, which powers of attorney were previously filed with the Securities and Exchange Commission as an exhibit to Registration Statement on Form S-11 (Registration No. 333-129534) on November 7, 2005.

*By:	/s/ MARTIN LANDIS
Martin Landis
Attorney-in-Fact

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